Exhibit 5.1

King & Spalding LLP 601 South California Ave., Suite 100 Palo Alto, CA 94304 Tel: +1 650 422 6700 www.kslaw.com

February 11, 2022

PolarityTE, Inc. 1960 S. 4250 West Salt Lake City, UT 84104

Ladies and Gentlemen,

We have acted as counsel to PolarityTE, Inc., a Delaware corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit and of which the base prospectus is a part (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (the “Prospectus Supplements”, each such Prospectus Supplement together with the Base Prospectus, the “Prospectus”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the proposed offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of $196,714,362 aggregate offering price of the following (collectively, the “Securities” and each, individually, a “Security”): (i) shares of the Corporation’s common stock, par value $0.001 per share (“Common Stock”); (ii) shares of the Corporation’s preferred stock, par value $0.001 per share (“Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (as defined below) or any combination thereof (“Warrants”); (iv) debt securities of the Corporation in one or more series, which may be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Debt Securities”); (v) rights to purchase shares of Common Stock, Preferred Stock, or other Securities at a future date or dates (“Rights”); (vi) units consisting of Common Stock, Preferred Stock, one or more Debt Securities, Warrants, or Rights, which may or may not be separable from one another (“Units”); and (vii) any of the foregoing Common Stock, Preferred Stock, Warrants, Debt Securities, Rights, or Units that may be registered pursuant to any subsequent registration statement that the Corporation may hereinafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering of Securities by the Corporation contemplated by the Registration Statement. Capitalized terms not defined in this opinion shall have the meanings given to them in the Prospectus.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Corporation.

PolarityTE, Inc.

February 11, 2022

You have advised us that: (i) the Debt Securities will be issued in one or more series pursuant to (a) a senior indenture (the “Senior Indenture”) or (b) a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture and all then existing and applicable supplements thereto, the “Indentures” and each, individually, an “Indenture”), each Indenture to be entered into by the Corporation and a financial institution to be named therein, as trustee (the “Trustee”), in the forms attached as exhibits to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities; (ii) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Corporation and a financial institution to be determined as warrant agent; (iii) the Rights will be issued under one or more rights agreements by and among the Corporation and the other parties named therein, including between the Corporation and a bank or trust company to be determined, as rights agent (each, a “Rights Agreement”); and (iv) the Units will be issued under one or more unit agreements (each, a “Unit Agreement”). The Indentures, each Warrant Agreement, each Rights Agreement, and each Unit Agreement shall be referred to herein as a “Governing Document”.

We have also assumed, without independent investigation, that:

(i)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(ii)	the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement;

(iii)	a Prospectus Supplement with respect to each issued Security will have been prepared and filed with the Commission describing the corresponding Securities offered or sold thereby and will comply with all applicable laws;

(iv)	the Securities will be issued, offered, and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement, and in the manner and on the terms of the relevant Governing Document;

(v)	a definitive purchase, underwriting, sales agent, distribution, or similar agreement and any Governing Agreement with respect to any Securities issued, offered, or sold will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto;

PolarityTE, Inc.

February 11, 2022

(vi)	the number of shares of stock to be offered and sold under the Registration Statement will not exceed the number of shares authorized in the Corporation’s certificate of incorporation;

(vii)	in case of the Debt Securities, the Indentures and the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(viii)	all Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(ix)	the Corporation will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(x)	the execution, delivery, and terms of, and performance by the Corporation pursuant to, any Security (or Governing Document related thereto) (a) requires no action by or in respect of, or filing with, any governmental body, agency or official and (b) does not contravene, violate, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon or applicable to the Corporation; and

(xi)	the Indentures will be governed by the laws of the State of New York.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1) Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued as part of any Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(2) Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be issued as part of any Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

PolarityTE, Inc.

February 11, 2022

(3) Any Warrants, when (i) the terms of such Warrants, of any Warrant Agreement or contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters including the issuance and sale of the Common Stock, Preferred Stock or Debt Securities issuable upon exercise of such Warrants, have been duly authorized and established by all necessary corporate action, (ii) any Warrant Agreement or contract governing or establishing the terms of the Warrants has been duly authorized, executed and delivered by the Corporation, (iii) if such Warrants are exercisable for Common Stock, the actions described in paragraph (1) above have been taken, (iv) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph (2) above have been taken, (v) if such Warrants are exercisable for Debt Securities, the actions described in paragraph (4) below have been taken, and (vi) such Warrants and Warrant Agreements have been duly executed by the Corporation and countersigned in accordance with the terms of any contract governing or establishing the terms of such Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.

(4) Any Debt Securities, when (i) the applicable Indenture and any related supplemental indenture pursuant to which such Debt Securities are issued has been duly authorized and validly executed and delivered by the Corporation and validly executed, delivered and authenticated by the Trustee, (ii) the Corporation has taken all necessary corporate action to approve the Indenture, the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting, or similar agreements, upon payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.

PolarityTE, Inc.

February 11, 2022

(5) Any Rights, when (i) the terms of such Rights, of any Rights Agreement or contract governing or establishing the terms of such Rights and of the issuance and sale of such Rights, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any Rights Agreement or contract governing or establishing the terms of such Rights has been duly authorized, executed and delivered by the Corporation, (iii) the actions described in the applicable paragraph of this letter with regard to any Security purchasable pursuant to such Right have been taken, and (iv) such Rights and Rights Agreements have been duly executed by the Corporation and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Rights and such Rights have been duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Rights covered by the opinion in this paragraph include any Rights that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.

(6) Any Units, when (i) the terms of such Units, of any Unit Agreement or contract governing or establishing the terms of such Units and of the issuance and sale of such Units, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any Unit Agreement or contract governing or establishing the terms of such Units has been duly authorized, executed and delivered by the Corporation, (iii) the actions described in the applicable paragraph of this letter with regard to any Security issued as part of such Units have been taken, and (iv) such Units and Unit Agreement have been duly executed by the Corporation and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Units and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Units covered by the opinion in this paragraph include any Units that may be issued pursuant to the terms of any other Securities.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof and is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Corporation in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP

King & Spalding LLP